As filed with the Securities and Exchange Commission on June 30, 2026
Registration Nos. 333-
333-      -01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ConocoPhillips ConocoPhillips Company	Delaware Delaware	01-0562944 73-0400345
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
925 N. Eldridge Parkway Houston, Texas 77079 (281) 293-1000 (Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)
Kelly B. Rose
Senior Vice President, Legal,
General Counsel and Corporate Secretary
ConocoPhillips
925 N. Eldridge Parkway
Houston, Texas 77079
(281) 293-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Keith M. Townsend
Trevor G. Pinkerton
King & Spalding LLP
1180 Peachtree Street, N.E.
Atlanta, Georgia 30309
(404) 572-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
ConocoPhillips	ConocoPhillips	ConocoPhillips Company
Subordinated Debt Securities Common Stock Preferred Stock Warrants Depositary Shares Stock Purchase Contracts or Units Prepaid Stock Purchase Contracts	Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips Company	Senior Debt Securities guaranteed as described in this prospectus by ConocoPhillips

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol “COP.”

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 30, 2026

Unless otherwise stated or the context otherwise requires, references in this prospectus to “ConocoPhillips,” “we,” “us” and “our” refer, collectively, to ConocoPhillips and its consolidated subsidiaries, including ConocoPhillips Company; references to the “CPCo” refer to ConocoPhillips Company, and not to any of its subsidiaries or affiliates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
ABOUT CONOCOPHILLIPS
ConocoPhillips is one of the world’s leading exploration and production (“E&P”) companies based on production and reserves, with operations and activities in 15 countries as of June 30, 2026. Our diverse, low cost of supply portfolio includes resource-rich unconventional plays in North America; conventional assets in North America, Europe, Africa and Asia; global LNG developments; oil sands in Canada; and an inventory of global exploration prospects. ConocoPhillips’ principal executive offices are located at 925 N. Eldridge Parkway, Houston, Texas 77079, telephone (281) 293-1000.
ABOUT CONOCOPHILLIPS COMPANY
ConocoPhillips Company is a direct, wholly owned subsidiary of ConocoPhillips. Its principal executive offices are located at 925 N. Eldridge Parkway, Houston, Texas 77079, telephone (281) 293-1000.
WHERE YOU CAN FIND MORE INFORMATION
ConocoPhillips files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports and other information ConocoPhillips has filed electronically with the SEC, which you can access at www.sec.gov. Our SEC filings are also available on our website at http://www.conocophillips.com/investor-relations/sec-filings/. The information contained on or linked to or from our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part. You can also obtain information about ConocoPhillips at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. CPCo does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
This prospectus is part of a joint registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
The SEC allows us to “incorporate by reference” the information ConocoPhillips has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that ConocoPhillips files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings ConocoPhillips makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished but that is not deemed filed under the Exchange Act) until the termination of this offering. The documents we incorporate by reference are:
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ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 17, 2026, which incorporates certain sections of ConocoPhillips’ proxy statement for its 2026 annual meeting of stockholders, as filed with the SEC on March 30, 2026;

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ConocoPhillips’ Quarterly Report on Form 10-Q for the period ended March 31, 2026, as filed with the SEC on April 30, 2026;

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ConocoPhillips’ Current Reports on Form 8-K filed on May 14, 2026 and June 23, 2026; and

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the description of ConocoPhillips common stock contained in ConocoPhillips’ Current Report on Form 8-K, as filed with the SEC on August 30, 2002, as updated by Exhibit 4.1 to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025, and as subsequently amended and updated from time to time.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:
ConocoPhillips
Shareholder Relations Department
925 N. Eldridge Parkway
P.O. Box 2197
Houston, Texas 77252-2197
Telephone: (281) 293-6800
We have not authorized any person, including any salesman or broker, to provide information other than that included or incorporated by reference in this prospectus, the prospectus supplement or any pricing supplement. We do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus and any prospectus supplement or pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION
This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements other than statements of historical fact included or incorporated by reference in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans, and objectives of management for future operations, are forward-looking statements. You can often identify our forward-looking statements by the words “ambition,” “anticipate,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “will,” “would” and similar expressions.
We based the forward-looking statements on ConocoPhillips’ current expectations, estimates and projections about ConocoPhillips and the industries in which it operates in general. We caution you these statements are not guarantees of future performance as they involve assumptions that, while made in good faith, may prove to be incorrect, and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, ConocoPhillips’ actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors and uncertainties, including, but not limited to, the following:
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Effects of volatile commodity prices, including prolonged periods of low commodity prices, which may adversely impact our operating results and our ability to execute on our strategy and could result in recognition of impairment charges on our long-lived assets, leaseholds and nonconsolidated equity investments.

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Global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes as a result of any ongoing military conflict and the global response to such conflict; geopolitical tensions; security threats on facilities and infrastructure; global health crises; the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; or the resulting company or third-party actions in response to such changes.

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The potential for insufficient liquidity or other factors, such as those described herein, that could impact our ability to repurchase shares and declare and pay dividends.

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Potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance.

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Reductions in our reserve replacement rates, whether as a result of significant declines in commodity prices or otherwise.

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Unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage.

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Failure to progress or complete announced and future development plans related to constructing, modifying or operating E&P and liquefied natural gas (“LNG”) facilities, or unexpected changes in costs, inflationary pressures or technical equipment related to such plans.

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Significant operational or investment changes imposed by legislative and regulatory initiatives and international agreements addressing environmental concerns, including initiatives addressing the impact of global climate change, such as limiting or reducing greenhouse gas emissions; regulations concerning hydraulic fracturing, methane emissions, flaring or water disposal; and prohibitions on commodity exports.

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Broader societal attention to and efforts to address climate change may cause substantial investment in and increased adoption of competing or alternative energy sources.

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Risks, uncertainties and high costs that may prevent us from successfully executing on our Climate-related Risk Strategy.

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Lack or inadequacy of, or disruptions in, reliable transportation for our crude oil, bitumen, natural gas, LNG and natural gas liquids.

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Inability to timely obtain or maintain permits, including those necessary for construction, drilling and/or development, or inability to make capital expenditures required to maintain compliance with any necessary permits or applicable laws or regulations.

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Potential disruption or interruption of our operations and any resulting consequences due to accidents; extraordinary weather events; supply chain disruptions; civil unrest; political events; war; terrorism; cybersecurity threats or information technology failures, constraints or disruptions.

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Liability for remedial actions, including removal and reclamation obligations, under existing or future environmental regulations and litigation.

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Liability resulting from pending or future litigation or our failure to comply with applicable laws and regulations.

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General domestic and international economic, political and diplomatic developments, including deterioration of international trade relationships; the imposition of trade restrictions or tariffs relating to commodities and material or products (such as aluminum and steel) used in the operation of our business; expropriation of assets; changes in governmental policies relating to commodity pricing, including the imposition of price caps; sanctions; or other adverse regulations or taxation policies.

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Competition and consolidation in the oil and gas E&P industry, including competition for sources of supply, services, personnel and equipment.

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Any limitations on our access to capital or increase in our cost of capital or insurance, including as a result of illiquidity, changes or uncertainty in domestic or international financial markets, foreign currency exchange rate fluctuations or investment sentiment.

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Challenges or delays to our execution of, or successful implementation of any future asset dispositions or acquisitions we elect to pursue; potential disruption of our operations, including the diversion of management time and attention; our inability to realize anticipated cost savings or capital expenditure reductions; difficulties integrating acquired businesses and technologies; or other unanticipated changes.

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Our inability to deploy the net proceeds from any asset dispositions that are pending or that we elect to undertake in the future in the manner and timeframe we anticipate, if at all.

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The operation, financing and management of risks of our joint ventures.

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The ability of our customers and other contractual counterparties to satisfy their obligations to us, including our ability to collect payments when due from the government of Venezuela or Petróleos de Venezuela, S.A.

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Uncertainty as to the long-term value of our common stock.

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The factors generally described in our most recent Annual Report on Form 10-K and any additional risks described in our other filings with the SEC.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.
USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES
The debt securities of ConocoPhillips covered by this prospectus will be general unsecured obligations of ConocoPhillips. ConocoPhillips will issue senior debt securities fully and unconditionally guaranteed by CPCo on a senior unsecured basis under an indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “ConocoPhillips senior indenture.” ConocoPhillips will issue subordinated debt securities under an indenture to be entered into between ConocoPhillips and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “subordinated indenture.”
The debt securities of CPCo covered by this prospectus will be general unsecured obligations of CPCo. CPCo will issue senior debt securities fully and unconditionally guaranteed by ConocoPhillips on a senior unsecured basis under an indenture, dated as of December 7, 2012, among CPCo, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. We refer to this indenture as the “CPCo senior indenture.” We refer to the ConocoPhillips senior indenture and the CPCo senior indenture as the “senior indentures” and to the debt securities issued thereunder as the “senior debt securities.” We refer to the senior indentures and the subordinated indenture collectively as the “indentures.”
The ConocoPhillips senior indenture and the CPCo senior indenture are substantially identical, except for the identity of the issuer and guarantor. The ConocoPhillips senior indenture and the subordinated indenture will be substantially identical, except for provisions relating to subordination and covenants.
We have summarized material provisions of the indentures, the debt securities and the guarantees below, including the defined terms under “— Glossary.” This summary is not complete. We have filed the senior indentures and the form of subordinated indenture with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you.
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “ConocoPhillips” mean ConocoPhillips only and all references to “CPCo” mean ConocoPhillips Company only.
Provisions Applicable to Each Indenture
General.   Neither the ConocoPhillips senior indenture nor the subordinated indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that ConocoPhillips may issue. ConocoPhillips may issue debt securities under the ConocoPhillips senior indenture and the subordinated indenture from time to time in one or more series, each in an amount authorized prior to issuance.
The CPCo senior indenture does not limit the amount of debt securities that may be issued under that indenture and does not limit the amount of other unsecured debt or securities that CPCo may issue. CPCo may issue debt securities under the CPCo senior indenture from time to time in one or more series, each in an amount authorized prior to issuance.
Each of ConocoPhillips and CPCo conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all of ConocoPhillips’ and CPCo’s operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of ConocoPhillips and CPCo. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of ConocoPhillips or CPCo to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of the subsidiaries of ConocoPhillips or CPCo, as applicable, on their assets and earnings.
Other than the restrictions contained in the senior indentures on liens and sale/leaseback transactions described below under “— Provisions Applicable Solely to Senior Debt Securities — Restrictive Covenants,” none of the indentures contains any covenants or other provisions designed to protect holders of the debt securities in the event ConocoPhillips or CPCo participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require

ConocoPhillips or CPCo to repurchase their securities in the event of a decline in ConocoPhillips’ or CPCo’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms.   The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
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whether ConocoPhillips or CPCo will issue the debt securities;

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whether the debt securities will be senior or subordinated debt securities;

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the price at which ConocoPhillips or CPCo will issue the debt securities;

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the title of the debt securities;

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the total principal amount of the debt securities;

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whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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the date or dates on which the principal of and any premium on the debt securities will be payable;

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any interest rate or rates, or the method of determination thereof, the date or dates from which interest will accrue, interest payment dates and record dates for interest payments;

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whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

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the place or places where payments on the debt securities will be payable;

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any provisions for optional redemption or early repayment;

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any provisions that would require the redemption, purchase or repayment of debt securities;

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the denominations in which the debt securities will be issued;

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whether payments on the debt securities will be payable in foreign currency or currency units or another form and whether payments will be payable by reference to any index or formula;

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the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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any changes or additions to the events of default or covenants described in this prospectus;

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any restrictions or other provisions relating to the transfer or exchange of debt securities;

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any terms for the conversion or exchange of the debt securities for other securities of ConocoPhillips, CPCo or any other entity;

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with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

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any other terms of the debt securities not inconsistent with the applicable indenture.

ConocoPhillips and CPCo may sell the debt securities at a discount, which may be substantially below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If ConocoPhillips or CPCo sells these debt securities, the applicable prospectus supplement will describe any material United States federal income tax consequences and other special considerations.
If ConocoPhillips or CPCo sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the applicable prospectus supplement will describe the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Consolidation, Merger and Sale of Assets.   The indentures generally permit a consolidation or merger involving ConocoPhillips or, with respect to the senior indentures, CPCo. They also permit ConocoPhillips or CPCo, as applicable, to lease, transfer or dispose of all or substantially all of its assets. Each of ConocoPhillips and, with respect to the senior indentures, CPCo has agreed, however, that it will not consolidate with or merge into any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to the senior indentures, ConocoPhillips or CPCo, as applicable) unless:
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it is the continuing person; or

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if it is not the continuing person, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the indentures and the due and punctual payments on the debt securities or the performance of the related guarantees, as applicable; and

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in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

Upon any such consolidation, merger or asset sale, lease, conveyance, transfer or other disposition involving ConocoPhillips or, with respect to the senior indentures, CPCo, the resulting entity or transferee will be substituted for ConocoPhillips or CPCo, as applicable, under the applicable indenture and debt securities. In the case of an asset transfer or disposition other than a lease, ConocoPhillips or CPCo, as applicable, will be released from the applicable indenture.
Modification and Waiver.   Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or change the time for payment of interest on the debt security;

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reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the stated maturity of, any debt security or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof;

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reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

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change any obligation to pay additional amounts on the debt security;

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make payments on the debt security payable in currency other than as originally stated in the debt security;

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impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

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make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

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with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

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waive a continuing default or event of default regarding any payment on the debt securities.

Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:
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to cure any ambiguity, omission, defect or inconsistency;

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to provide for the assumption of the obligations under the indenture of ConocoPhillips or, with respect to the senior indentures, CPCo by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

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to provide any security for, any guarantees of or any additional obligors on any series of debt securities or, with respect to the ConocoPhillips senior indenture, the related guarantees;

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to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

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to add covenants that would benefit the holders of any debt securities or to surrender any rights ConocoPhillips or, with respect to the senior indentures, CPCo has under the indenture;

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to add events of default with respect to any debt securities;

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to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

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to establish the form or terms of debt securities of any series;

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to supplement any of the provisions of an indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series or any other series of debt securities in any material respect; and

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to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of an indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance.   When we use the term defeasance, we mean discharge from some or all of the obligations of ConocoPhillips or CPCo, as applicable, under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at the option of ConocoPhillips, or with respect to the CPCo senior indenture, CPCo, either of the following will occur:
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ConocoPhillips and, with respect to the senior indentures, CPCo will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

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ConocoPhillips and, with respect to the senior indentures, CPCo will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ConocoPhillips or, with respect to the CPCo senior indenture, CPCo to pay principal, premium and interest on the debt securities and, if applicable, CPCo’s or ConocoPhillips’ guarantees of the payments will also survive.
Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Governing Law.   New York law will govern the indentures and the debt securities.
Trustee.   The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indentures and will be the trustee under the subordinated indenture. The Bank of New York Mellon Trust Company, N.A. serves as trustee or custodian relating to a number of series of debt and other long-term repayment obligations of ConocoPhillips and its subsidiaries as of June 30, 2026. The Bank of New York Mellon Trust Company, N.A. and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ConocoPhillips.
If an event of default occurs under an indenture and is continuing, the trustee under that indenture will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under that indenture at the request of any of the holders of any debt securities issued under that indenture only after those holders have offered the trustee indemnity satisfactory to it.
Each indenture contains limitations on the right of the trustee, if it becomes a creditor of ConocoPhillips or, if applicable, CPCo, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ConocoPhillips and, if applicable, CPCo. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Form, Exchange, Registration and Transfer.   The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ConocoPhillips or, if applicable, CPCo designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.
The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ConocoPhillips or, if applicable, CPCo initially designates, ConocoPhillips or, if applicable, CPCo may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ConocoPhillips and CPCo are required to maintain an office or agency for transfers and exchanges in each place of payment. ConocoPhillips and CPCo may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, ConocoPhillips or, if applicable, CPCo will not be required to register the transfer or exchange of:
•
any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•
any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents.   Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of ConocoPhillips, or with respect to the CPCo senior debt securities, CPCo, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture.
ConocoPhillips or CPCo, as applicable, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities.   The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Provisions Applicable Solely to Senior Debt Securities
Ranking.   The ConocoPhillips senior debt securities will constitute senior debt of ConocoPhillips and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The CPCo senior debt securities will constitute senior debt of CPCo and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding.
Guarantee.   Pursuant to the ConocoPhillips senior indenture, CPCo will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by ConocoPhillips when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a ConocoPhillips senior debt security, the holder of that debt security may institute legal proceedings directly against CPCo to enforce the guarantees without first proceeding against ConocoPhillips. The guarantees will rank equally with all of CPCo’s other unsecured and unsubordinated debt from time to time outstanding.
Pursuant to the CPCo senior indenture, ConocoPhillips will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the senior debt securities issued by CPCo when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a CPCo senior debt security, the holder of that debt security may institute legal proceedings directly against ConocoPhillips to enforce the guarantees without first proceeding against CPCo. The guarantees will rank equally with all of ConocoPhillips’ other unsecured and unsubordinated debt from time to time outstanding.
Restrictive Covenants.   ConocoPhillips has agreed to two principal restrictions on its activities for the benefit of holders of the ConocoPhillips senior debt securities and CPCo senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities of ConocoPhillips or CPCo (unless waived or amended) as long as any of those debt securities are outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description capitalized terms that we have defined below under “— Glossary.”
Limitation on Liens
ConocoPhillips has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the outstanding senior debt securities are secured equally and ratably with or prior to the Debt secured by that lien. If the senior debt securities are so secured, ConocoPhillips has the option to secure any of its and its Subsidiaries’ other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with the senior debt securities. This covenant has exceptions that permit:
(a)
with respect to the ConocoPhillips senior indenture, liens existing on the date ConocoPhillips first issued a series of senior debt securities under such indenture and, with respect to the CPCo senior indenture, liens existing on the date CPCo first issues a series of senior debt securities under such indenture;

(b)
liens on the property, assets, stock, equity or Debt of any entity existing at the time ConocoPhillips or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary or at the time such entity is merged into or consolidated with ConocoPhillips or a Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to ConocoPhillips or a Subsidiary;

(c)
liens on assets either:

•
existing at the time of acquisition of the assets,

•
securing all or part of the cost of acquiring, constructing, improving, developing or expanding the assets, or

•
securing Debt incurred to finance all or part of the purchase price of the assets or the cost of constructing, improving, developing or expanding the assets that was incurred before, at the time of or within two years after the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of the assets;

(d)
liens on specific assets to secure Debt incurred to provide funds for the cost of exploration, drilling or development of those assets;

(e)
intercompany liens;

(f)
liens securing industrial development, pollution control or other revenue bonds of a domestic government entity;

(g)
liens on personal property, other than shares of stock or debt of any Principal Domestic Subsidiary, securing loans maturing in less than one year;

(h)
liens on a Principal Property arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

(i)
statutory or other liens arising in the ordinary course of business and relating to amounts that are not yet delinquent or are being contested in good faith; and

(j)
any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens if both:

•
the new lien is limited to the property (plus any improvements) secured by the original lien, and

•
the amount of Debt secured by the new lien and not otherwise permitted does not materially exceed the amount of Debt refinanced plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

In addition, without securing the senior debt securities as described above, ConocoPhillips and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of ConocoPhillips and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt outstanding for Sale/Leaseback Transactions, does not exceed a “basket” equal to 10% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which ConocoPhillips or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under “Limitation on Sale/Leaseback Transactions.”
The following types of transactions do not create “Debt” secured by “liens” within the meaning of this covenant:
(a)
the sale or other transfer of either:

•
oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize from those minerals a specified amount of money or a specified amount of those minerals, or

•
any other interest in property commonly referred to as a “production payment”; and

(b)
the mortgage or pledge of any property of ConocoPhillips or a Subsidiary in favor of the United States, any state of the United States or any department, agency or instrumentality or political subdivision of either, to secure payments under any contract or statute.

Limitation on Sale/Leaseback Transactions
ConocoPhillips has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction only if at least one of the following applies:
(a)
ConocoPhillips or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the senior debt securities.

(b)
Within the period beginning one year before the closing of the Sale/Leaseback Transaction and ending one year after the closing, ConocoPhillips or any Subsidiary applies the net proceeds of the Sale/Leaseback Transaction either:

•
to the voluntary defeasance or retirement of any senior debt securities issued under the ConocoPhillips senior indenture (in the case of the ConocoPhillips senior indenture), senior debt securities issued under the CPCo senior indenture (in the case of the CPCo senior indenture) or any Funded Debt, or

•
to the acquisition, exploration, drilling, development, construction, improvement or expansion of one or more Principal Properties.

Any net proceeds that are not applied for the purposes described in (b) will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by ConocoPhillips’ board of directors).
Provisions Applicable to Senior Debt Securities under the ConocoPhillips Senior Indenture and Subordinated Debt Securities
Events of Default.   Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•
failure to pay interest on that series of debt securities for 30 days when due;

•
failure to pay principal of or any premium on that series of debt securities when due;

•
failure to pay any sinking fund payment for 30 days when due;

•
failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips or, with respect to the senior debt securities, CPCo; and

•
any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.
A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:
•
the holder gives the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•
the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:
•
conducting any proceeding for any remedy available to the trustee; and

•
exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The ConocoPhillips senior indenture requires ConocoPhillips and CPCo, and the subordinated indenture requires ConocoPhillips, to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.

Provisions Applicable Solely to Senior Debt Securities under the CPCo Senior Indenture
Events of Default.   Unless otherwise described in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•
failure to pay interest on that series of debt securities for 30 days when due;

•
failure to pay principal of or any premium on that series of debt securities when due;

•
failure to pay any sinking fund payment for 30 days when due;

•
failure to comply with any covenant or agreement in that series of debt securities or the CPCo senior indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•
specified events involving bankruptcy, insolvency or reorganization of ConocoPhillips or CPCo; and

•
any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the CPCo senior indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the CPCo senior indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.
A holder of a debt security of any series issued under the CPCo senior indenture may pursue any remedy under that indenture only if:
•
the holder gives the trustee written notice of a continuing event of default with respect to that series;

•
the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•
the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•
during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.
In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:
•
conducting any proceeding for any remedy available to the trustee; and

•
exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

The CPCo senior indenture requires ConocoPhillips and CPCo to file each year with the trustee a written statement as to their compliance with the covenants contained in the applicable indenture.
Glossary
“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.
“Consolidated Adjusted Net Assets” means the total amount of assets of ConocoPhillips and its consolidated subsidiaries less:
•
all current liabilities (excluding liabilities that are extendable or renewable at ConocoPhillips’ option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•
total prepaid expenses and deferred charges.

ConocoPhillips will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.
“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.
“Funded Debt” means all Debt that matures on or is renewable to a date more than one year after the date the Debt is incurred.
“Principal Domestic Subsidiary” means any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which ConocoPhillips’ capital investment, together with any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by ConocoPhillips or any other Subsidiary, exceeds $100 million. CPCo is a Principal Domestic Subsidiary of ConocoPhillips.
“Principal Property” means any oil or gas producing property located onshore or offshore of the United States or any refinery or manufacturing plant located in the United States. This term excludes any property, refinery or plant that in the opinion of ConocoPhillips’ board of directors is not materially important to the total business conducted by ConocoPhillips and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.
“Sale/Leaseback Transaction” means any arrangement with anyone under which ConocoPhillips or a Subsidiary leases any Principal Property that ConocoPhillips or that Subsidiary has sold or transferred or will sell or transfer to that person. This term excludes the following:
•
temporary leases for a term of not more than three years;

•
intercompany leases;

•
leases of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

•
arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by ConocoPhillips or by one or more other Subsidiaries, or by ConocoPhillips and one or more other Subsidiaries.
Provisions Applicable Solely to Subordinated Debt Securities
Ranking.   The subordinated debt securities will rank junior to all Senior Debt of ConocoPhillips and may rank equally with or senior to other subordinated debt of ConocoPhillips that may be outstanding from time to time.
Subordination.   Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, ConocoPhillips may not make any payment of principal of or any premium or interest on the subordinated debt securities if it fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.
The subordination does not affect ConocoPhillips’ obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.
The subordinated indenture does not limit the amount of Senior Debt that ConocoPhillips may incur. As a result of the subordination of the subordinated debt securities, if ConocoPhillips becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.
Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all debt, including guarantees, of ConocoPhillips, unless the debt states that it is not senior to the subordinated debt securities or other junior debt of ConocoPhillips. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of ConocoPhillips’ common stock, preferred stock, certificate of incorporation and bylaws is a summary only and is subject to the complete text of ConocoPhillips’ certificate of incorporation and bylaws, which we have filed as exhibits to the registration statement. You should read those documents for provisions that may be important to you.
ConocoPhillips is authorized to issue 2.5 billion shares of common stock, par value $0.01 per share, and 500 million shares of preferred stock, par value $0.01 per share.
Common Stock
Each holder of ConocoPhillips common stock is entitled to one vote per share in the election of directors and on all other matters submitted to the vote of stockholders. However, except as otherwise required by law, holders of ConocoPhillips common stock are not entitled to vote on any amendment to ConocoPhillips’ certificate of incorporation that relates solely to the terms of any series of ConocoPhillips preferred stock if holders of the ConocoPhillips preferred stock are entitled to vote on the amendment under ConocoPhillips’ certificate of incorporation or Delaware law. There are no cumulative voting rights, meaning that the holders of a majority of the shares of ConocoPhillips common stock voting for the election of directors can elect all of the directors standing for election.
Subject to the rights of the holders of any series of ConocoPhillips preferred stock that may be outstanding from time to time, each share of ConocoPhillips common stock will have an equal and ratable right to receive dividends as may be declared by the ConocoPhillips board of directors out of funds legally available for the payment of dividends, and, in the event of the liquidation, dissolution or winding up of ConocoPhillips, will be entitled to share equally and ratably in the assets available for distribution to ConocoPhillips stockholders. No holder of ConocoPhillips common stock will have any preemptive or other subscription rights to purchase or subscribe for any securities of ConocoPhillips.
In addition, holders of ConocoPhillips common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to the ConocoPhillips common stock. ConocoPhillips common stock is traded on the New York Stock Exchange under the trading symbol “COP.” The transfer agent for the common stock is Computershare Shareowner Services LLC.
Preferred Stock
ConocoPhillips’ board of directors has the authority, without stockholder approval, to issue up to 500 million shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The board may determine the designation and other terms of each series, including, among others:
•
dividend rights;

•
voting powers;

•
preemptive rights;

•
conversion rights;

•
redemption rights; and

•
liquidation preferences.

The prospectus supplement relating to any series of preferred stock ConocoPhillips is offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•
the title of the preferred stock;

•
the maximum number of shares of the series;

•
the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•
any liquidation preference;

•
any optional redemption provisions;

•
any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

•
any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

•
whether ConocoPhillips has elected to issue depositary shares with respect to the preferred stock as described below under “Description of Depositary Shares;”

•
any voting rights; and

•
any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of ConocoPhillips’ common stock. It also could affect the likelihood that holders of the common stock will receive dividend payments and payments upon liquidation.
Anti-Takeover Provisions of ConocoPhillips’ Certificate of Incorporation and Bylaws
ConocoPhillips’ certificate of incorporation and bylaws contain provisions that could delay or make more difficult the acquisition of control of ConocoPhillips through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of ConocoPhillips’ common stock.
Authorized but Unissued Stock
ConocoPhillips has 2.5 billion authorized shares of common stock and 500 million authorized shares of preferred stock. One of the consequences of ConocoPhillips’ authorized but unissued common stock and undesignated preferred stock may be to enable ConocoPhillips’ board of directors to make more difficult or to discourage an attempt to obtain control of ConocoPhillips. If, in the exercise of its fiduciary obligations, ConocoPhillips’ board of directors determined that a takeover proposal was not in ConocoPhillips’ best interest, the board could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by:
•
diluting the voting or other rights of the proposed acquiror or insurgent stockholder group;

•
creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•
effecting an acquisition that might complicate or preclude the takeover.

In this regard, ConocoPhillips’ certificate of incorporation grants its board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. ConocoPhillips’ board could establish one or more series of preferred stock that entitle holders to:
•
vote separately as a class on any proposed merger or consolidation;

•
cast a proportionately larger vote together with ConocoPhillips common stock on any transaction or for all purposes;

•
elect directors having terms of office or voting rights greater than those of other directors;

•
convert preferred stock into a greater number of shares of ConocoPhillips common stock or other securities;

•
demand redemption at a specified price under prescribed circumstances related to a change of control of ConocoPhillips; or

•
exercise other rights designed to impede a takeover.

Stockholder Action by Written Consent; Special Meetings of Stockholders
ConocoPhillips’ certificate of incorporation provides that no action that is required or permitted to be taken by its stockholders at any annual or special meeting may be taken by written consent of stockholders in lieu of a meeting, and that special meetings of stockholders may be called only by the board of directors or the chairman of the board.
Advance Notice Procedure for Director Nominations and Stockholder Proposals; Proxy Access
ConocoPhillips’ bylaws provide the manner in which stockholders may give notice of stockholder nominations and other business to be brought before an annual meeting. In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 90 and not more than 120 days prior to the first anniversary date of the immediately preceding meeting. If the annual meeting is not within 30 days before or after the anniversary date of the preceding annual meeting, the stockholder notice must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (1) 90 days prior to the date of the annual meeting or (2) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of the annual meeting, the close of business on the 10th day following the day on which notice of the annual meeting was mailed or first publicly disclosed.
In addition to the director nomination provisions described above, our by-laws contain a “proxy access” provision that provides that any stockholder or group of up to twenty stockholders who have owned 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director candidates constituting up to 20% of our board of directors or two directors, whichever is greater, provided that the stockholders and the nominees satisfy the eligibility requirements specified in our by-laws. A stockholder proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which we first mail our proxy materials for the preceding year’s annual meeting of stockholders. In addition an eligible stockholder may include a written statement of not more than 500 words supporting the candidacy of such stockholder nominee. The complete proxy access provision for director nominations are set forth in our by-laws.
These procedures may limit the ability of stockholders to nominate candidates for director and bring other business before a stockholders meeting, including the consideration of any transaction that could result in a change of control and that might result in a premium to ConocoPhillips’ stockholders.
Fair Price Provision
ConocoPhillips’ certificate of incorporation requires that specified business combinations involving a person or entity that beneficially owns 15% or more of the outstanding shares of ConocoPhillips voting stock or that is an affiliate of that person, which we refer to as a related person, must be approved by (1) at least 80% of the votes entitled to be cast by the voting stock and (2) at least 66 2∕3% of the votes entitled to be cast by the voting stock other than voting stock owned by the related person. These supermajority requirements do not apply if:
•
a majority of the directors who are unaffiliated with the related person and who were in office before the related person became a related person approve the transaction; or

•
specified fair price conditions are met that in general provide that the payment received by the stockholders in the business combination is not less than the amount the related person paid or agreed to pay for any shares of ConocoPhillips’ voting stock acquired within one year of the business combination.

Amendment of Certificate of Incorporation and Bylaws
Amendments to ConocoPhillips’ certificate of incorporation generally must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series.
Under ConocoPhillips’ certificate of incorporation, the affirmative vote of shares representing not less than 80% of the votes entitled to be cast by the voting stock is required to alter, amend or adopt any provision inconsistent with or repeal the provisions that, among others, (1) control the constitution of the board of directors, (2) deny stockholders the right to call a special meeting or to act by written consent, (3) limit or eliminate the liability of directors of ConocoPhillips and (4) set the 80% supermajority threshold applicable with respect to the provisions above.
Additionally, the affirmative vote of shares representing (1) not less than 80% of the votes entitled to be cast by the voting stock, voting together as a single class, and (2) not less than 66 2∕3% of the votes entitled to be cast by the voting stock not owned, directly or indirectly, by any related person is required to amend, repeal, or adopt any provisions inconsistent with, the fair price provision described above.
ConocoPhillips’ bylaws have similar supermajority vote requirements for provisions relating to, among others, special stockholder meetings; prohibition on action by stockholder written consent; nominating directors and bringing business before an annual stockholder meeting; the number, classification and qualification of directors; filling vacancies on the board of directors; and removing directors.
Limitation of Liability of Directors
To the fullest extent permitted by Delaware law, ConocoPhillips’ directors will not be personally liable to ConocoPhillips or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently permits the elimination of all liability for breach of fiduciary duty, except liability:
•
for any breach of the duty of loyalty to ConocoPhillips or its stockholders;

•
for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•
for unlawful payment of a dividend or unlawful stock purchases or redemptions; and

•
for any transaction from which the director derived an improper personal benefit.

As a result, neither ConocoPhillips nor its stockholders have the right, through stockholders’ derivative suits on ConocoPhillips’ behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.
Delaware Anti-Takeover Law
ConocoPhillips is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:
•
the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•
upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

DESCRIPTION OF WARRANTS
ConocoPhillips may issue warrants to purchase any combination of debt securities, common stock, preferred stock, depositary shares or other securities of ConocoPhillips or any other entity. ConocoPhillips may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. ConocoPhillips will issue warrants under one or more warrant agreements between it and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants ConocoPhillips is offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:
•
the title of the warrants;

•
the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•
the exercise price of the warrants;

•
the dates or periods during which the warrants are exercisable;

•
the designation and terms of any securities with which the warrants are issued;

•
if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•
if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•
any minimum or maximum amount of warrants that may be exercised at any one time; and

•
any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES
General
ConocoPhillips may elect to offer shares of its preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between ConocoPhillips and a bank or trust company we will name in the prospectus supplement.
Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Each receipt will represent the applicable interest in a number of shares of a particular series of the preferred stock, which we will describe in the prospectus supplement.
We have summarized below selected provisions of the deposit agreement, the related depositary shares and depositary receipts evidencing those shares. This summary is not complete. We will file the form of deposit agreement and the form of depositary receipts with the SEC before ConocoPhillips issues any depositary shares, and you should read those documents for provisions that may be important to you.
A holder of depositary shares will be entitled to receive the whole number of shares of preferred stock underlying those depositary shares. Holders will not be entitled to receive fractional shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders. If the depositary determines that it is not feasible to make such a distribution, it may, with ConocoPhillips’ approval, adopt any method that it deems equitable and practicable to effect the distribution, including a sale of the property and distribution of the net proceeds from the sale to the holders.
The amount distributed in any of the above cases will be reduced by any amount ConocoPhillips or the depositary is required to withhold on account of taxes.
Conversion and Exchange
If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as described in the prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares in accordance with those provisions.
Redemption of Depositary Shares
Whenever ConocoPhillips redeems a share of preferred stock held by the depositary, the depositary will redeem on the same redemption date a proportionate number of depositary shares representing the shares of preferred stock redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as ConocoPhillips may determine.
Voting
Upon receipt of notice of any meeting at which the holders of the preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The depositary will try, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and ConocoPhillips will agree to take all reasonable action that the depositary deems necessary to enable the depositary to do so. The depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary shares representing the preferred stock.
Record Date
Whenever:
•
any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred stock, or

•
the depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election by ConocoPhillips to call for the redemption of any preferred stock, the depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:
•
who will be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

•
who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Amendment and Termination of the Deposit Agreement
ConocoPhillips and the depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that adversely alters the rights of holders of depositary shares in any material respect will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by ConocoPhillips or by the depositary only if all outstanding depositary shares have been redeemed or if a final distribution on the underlying preferred stock has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of ConocoPhillips.
Charges of Depositary
ConocoPhillips will pay all charges of the depositary, including:
•
charges in connection with the initial deposit of the preferred stock;

•
the initial issuance of the depositary receipts;

•
the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote; and

•
withdrawals of the preferred stock by the holders of depositary receipts or upon redemption or conversion of the preferred stock.

Holders of depositary shares will pay taxes (including any transfer taxes) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of those holders.

Resignation and Removal of Depositary
The depositary may at any time resign or be removed by ConocoPhillips. Any resignation or removal will become effective upon the acceptance by the depositary’s successor of its appointment. If ConocoPhillips has not appointed a successor depositary and the successor depositary has not accepted its appointment within 60 days after the depositary delivered a resignation notice to ConocoPhillips, the depositary may terminate the deposit agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS
ConocoPhillips may issue stock purchase contracts, including contracts obligating holders to purchase from ConocoPhillips, and ConocoPhillips to sell to the holders, or for ConocoPhillips to issue in exchange for other securities, a specified number of shares of ConocoPhillips common stock or preferred stock or depositary shares (or a range of numbers of shares in accordance with a predetermined formula) at a future date or dates or upon the occurrence of specified events. The price per share of common stock or preferred stock or depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
ConocoPhillips may issue the stock purchase contracts separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of senior debt securities or subordinated debt securities of ConocoPhillips or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations to purchase the common stock or preferred stock under the stock purchase contracts.
The stock purchase contracts may require ConocoPhillips to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in specified circumstances, ConocoPhillips may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing that holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. That description will not be complete. For more information, you should review the stock purchase contracts and, if applicable, the collateral arrangements and depositary arrangements relating to those stock purchase contracts or stock purchase units and any prepaid securities and the document under which the prepaid securities will be issued. We will file forms of these documents with the SEC before ConocoPhillips issues any stock purchase contracts or stock purchase units and, if applicable, prepaid securities.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction, including any compensation from sales of securities in the form of underwriting discounts or commissions.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
The validity of the securities offered by ConocoPhillips and CPCo will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.
EXPERTS
The consolidated financial statements of ConocoPhillips appearing in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025 and the effectiveness of ConocoPhillips’ internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, performed a process review of the processes and controls used within ConocoPhillips in its preparation of proved reserves estimates as of December 31, 2025. This process review report appeared as an exhibit to ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2025, and is incorporated by reference herein in reliance on the authority of such firm as experts in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth expenses payable by ConocoPhillips in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.
SEC registration fees	*
Printing expenses	†
Legal fees and expenses	†
Accounting fees and expenses	†
Fees and expenses of trustee and counsel	†
Rating agency fees	†
Miscellaneous	†
Total	†

*
Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

†
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that ConocoPhillips anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers
Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that such provision shall not limit the liability of a director or officer for (1) any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability of a director under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, (4) any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in right of the corporation. ConocoPhillips’ amended and restated certificate of incorporation provides that, to the fullest extent of Delaware law, no ConocoPhillips director shall be liable to ConocoPhillips or ConocoPhillips stockholders for monetary damages for breach of fiduciary duty as a director. The certificate of incorporation of CPCo has similar provisions with respect to its directors.
Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by ConocoPhillips’ amended and restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.
Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.
ConocoPhillips’ bylaws provide for the indemnification and advancement of expenses of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ConocoPhillips or is or was a director or officer of ConocoPhillips serving as an officer, director, employee or agent of any other enterprise at the request of ConocoPhillips to the fullest extent permitted under applicable law. CPCo’s bylaws have similar provisions. However, neither ConocoPhillips nor CPCo will indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by the respective company’s board of directors.
Item 16.   Exhibits*
Exhibit No.	Description
3.1.1	Amended and Restated Certificate of Incorporation of ConocoPhillips (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of ConocoPhillips filed on July 30, 2008; SEC File No. 001-32395).
3.1.2	Certificate of Designations of Series A Junior Participating Preferred Stock of ConocoPhillips (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of ConocoPhillips filed on August 30, 2002; File No. 000-49987).
3.2	Second Amended and Restated By-Laws of ConocoPhillips, as amended and restated as of May 16, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of ConocoPhillips filed on May 18, 2023; File No. 001-32395).
3.3.1	Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (included as Exhibit A to the Certificate of Merger filed by Phillips Petroleum Company with the Secretary of State of the State of Delaware on August 30, 2002) (incorporated by reference to Exhibit 3.4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333-179626-02 and 333-179626-03).
3.3.2	Certificate of Amendment to the Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (incorporated by reference to Exhibit 3.4.2 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333-179626-02 and 333-179626-03).
3.3.3	Corrected Restated Certificate of Incorporation of ConocoPhillips Company (formerly known as Phillips Petroleum Company) (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-4 of ConocoPhillips Company and ConocoPhillips filed on August 18, 2022; Registration No. 333-266960).

Exhibit No.	Description
3.4	Bylaws of ConocoPhillips Company (incorporated by reference to Exhibit 3.5 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Company, ConocoPhillips Trust I and ConocoPhillips Trust II filed on December 4, 2012; Registration Nos. 333-179626, 333-179626-01, 333-179626-02 and 333-179626-03).
4.1	Indenture, dated as of October 9, 2002, among ConocoPhillips, as issuer, CPCo, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips (the “ConocoPhillips Senior Indenture”) (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3 of ConocoPhillips, ConocoPhillips Holding Company, CPCo, ConocoPhillips Trust I and ConocoPhillips Trust II filed on November 13, 2002; Registration Nos. 333-101187, 333-101187-01, 333-101187-02, 333-101187-03 and 333-101187-04).
4.2	Form of Indenture between ConocoPhillips and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of subordinated debt securities of ConocoPhillips (the “ConocoPhillips Subordinated Indenture”) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of ConocoPhillips and ConocoPhillips Company filed on October 6, 2017; Registration Nos. 333-220845 and 333-220845-01).
4.3	Indenture, dated as of December 7, 2012, among ConocoPhillips Company, as issuer, ConocoPhillips, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, in respect of senior debt securities of ConocoPhillips Company (the “CPCo Senior Indenture”) (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of ConocoPhillips filed on December 7, 2012; SEC File No. 001-32395).
4.4	Specimen certificate representing common stock, par value $0.01 per share, of ConocoPhillips (incorporated by reference to Exhibit 4.1 to the Joint Proxy Statement/Prospectus included in Registration Statement on Form S-4 of ConocoPhillips filed with the SEC on December 7, 2001; Registration No. 333-74798).
5.1	Opinion of King & Spalding LLP.
22	Subsidiary Guarantors of Guaranteed Securities.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of DeGolyer and MacNaughton.
23.3	Consent of King & Spalding LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney of directors and officers of ConocoPhillips (included on the signature page of the Registration Statement).
24.2	Powers of Attorney of directors and officers of ConocoPhillips Company (included on the signature page of the Registration Statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the ConocoPhillips Senior Indenture, dated as of October 9, 2002.
25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee, for the form of the ConocoPhillips Subordinated Indenture.
25.3	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the ConocoPhillips Company Senior Indenture, dated as of December 7, 2012.
107	Calculation of Filing Fee Table.

*
ConocoPhillips will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, warrants, depositary shares or stock purchase contracts, (iii) any additional required opinions of counsel with respect to the legality of the securities offered hereby and (iv) any required opinion of counsel to ConocoPhillips as to certain tax matters relative to the securities offered hereby.
Item 17.    Undertakings
The undersigned Registrants hereby undertake:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2026.
ConocoPhillips
By:
/s/ Andrew M. O’Brien

Name:
Andrew M. O’Brien

Title:
Executive Vice President, Strategy,
Commercial and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Ryan M. Lance, Andrew M. O’Brien, Kontessa Haynes-Welch, Kelly B. Rose, and Monica E. White, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the others, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary, advisable or appropriate to enable ConocoPhillips to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, advisable or appropriate in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 30, 2026.
Signature	Title
/s/ Ryan M. Lance Ryan M. Lance	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ Andrew M. O’Brien Andrew M. O’Brien	Executive Vice President, Strategy, Commercial and Chief Financial Officer (Principal Financial Officer)
/s/ Kontessa S. Haynes-Welsh Kontessa S. Haynes-Welsh	Vice President, Finance and Controller (Principal Accounting Officer)
/s/ Dennis V. Arriola Dennis V. Arriola	Director

Signature	Title
/s/ Nelda J. Connors Nelda J. Connors	Director
/s/ Gay Huey Evans Gay Huey Evans	Director
/s/ Jeffrey A. Joerres Jeffrey A. Joerres	Director
/s/ Timothy A. Leach Timothy A. Leach	Director
/s/ Kathleen A. McGinty Kathleen A. McGinty	Director
/s/ William H. McRaven William H. McRaven	Director
/s/ Sharmila Mulligan Sharmila Mulligan	Director
/s/ Arjun N. Murti Arjun N. Murti	Director
/s/ Robert A. Niblock Robert A. Niblock	Director
/s/ David T. Seaton David T. Seaton	Director
/s/ R.A. Walker R.A. Walker	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 30, 2026.
ConocoPhillips Company
By:
/s/ Andrew M. O’Brien

Name:
Andrew M. O’Brien

Title:
Executive Vice President, Strategy,
Commercial and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Ryan M. Lance, Andrew M. O’Brien, Kontessa Haynes-Welch, Kelly B. Rose, and Monica E. White, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the others, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of ConocoPhillips Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary, advisable or appropriate to enable ConocoPhillips Company to comply with the Securities Act of 1933, as amended, and all other federal and state securities laws, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, advisable or appropriate in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 30, 2026.
Signature	Title
/s/ Ryan M. Lance Ryan M. Lance	President and Chief Executive Officer (Principal Executive Officer)
/s/ Andrew M. O’Brien Andrew M. O’Brien	Director, Executive Vice President, Strategy, Commercial and Chief Financial Officer (Principal Financial Officer)
/s/ Kontessa S. Haynes-Welsh Kontessa S. Haynes-Welsh	Vice President, Finance and Controller (Principal Accounting Officer)
/s/ Kelly B. Rose Kelly B. Rose	Director, Senior Vice President, Legal, General Counsel and Corporate Secretary